Exhibit 10.2

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$6,000,000 Number: PS-1	Date: May 1, 2017 Newark, New Jersey

FOR VALUE RECEIVED, ARKADOS GROUP, INC., a Delaware corporation ("Issuer"), promises to pay to SOLBRIGHT RENEWABLE ENERGY, LLC, a South Carolina limited liability company ("Lender), the principal sum of six million dollars ($6,000,000) together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.  This Note is issued pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and among Issuer and the Lender (the "Purchase Agreement").  Additional rights of Lender are set forth in the Purchase Agreement.

1.	Payment.

1.1         Maturity.  Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the outstanding principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable upon the earliest to occur of (i) the Maturity Date; or (ii) following an Event of Default, upon demand by Lender (other than an Event of Default contemplated by Section 4.3 or 4.4 hereof, in which case no demand shall be necessary).

1.2.        Interest.  This Note shall accrue simple interest, from the date hereof until such principal is paid or converted as provided in Section 2, on any unpaid principal balance at the rate of four percent (4%) per annum; provided, however, to the extent permitted by law, upon the occurrence and during the continuation of an Event of Default, this Note shall accrue simple interest at a rate of twelve percent (12%) per annum.  Interest shall be calculated on the basis of actual number of days elapsed based on a year of three hundred sixty five (365) days. Interest shall be paid quarterly in arrears commencing on May 1, 2017 and on the first Business Day of each August, November, February and May thereafter.  Notwithstanding any provision in this Note, it is the parties' intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under applicable law shall be deemed to be the laws relating to permissible rates of interest on commercial loans).  If any interest payment due hereunder is determined to be in excess of the legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and shall be applied against principal.

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1.3.        Payments; Allocation of Payments.  Principal and interest are payable in lawful money of the United States of America.  All payments shall be credited first to interest, fees, costs and expenses then due and the remainder to the principal amount of the Obligations. All payments shall be made at such address as the Lender shall hereafter give to the Issuer by written notice made in accordance with the provisions of this Note.

1.4.        Prepayment of the Note.  Except as provided in Section 1.5 below, Issuer may not prepay all or any portion of the amount due under this Note without the prior written consent of the Lender.

1.5         Prepayment of the Note with Prepayment Funds.

(A)         On the terms and conditions of this Section 1.5, the Issuer shall prepay the Note in whole or in part (each such event, a “Company Prepayment”) in the event Prepayment Funds are determined to exist for any fiscal quarter of the Issuer.

(B)         The Issuer shall prepay the Note under this Section 1.5 from time to time only if Prepayment Funds (as defined below) are available for such prepayment by delivering a written notice thereof to the Lender (the “Company Prepayment Notice” and the date the Lender receives such notice is referred to as the “Company Prepayment Notice Date”).  The Company Prepayment Notice shall (x) state the date on which the applicable Company Prepayment shall occur (each a “Company Prepayment Date”) and (y) state the aggregate amount to be prepaid on the Note, designating the amount to be paid towards satisfaction of all accrued interest on the Note through the Company Prepayment Date and the amount to be regarded as a repayment of the principal balance of the Note and (z) include a detailed calculation of the amount of the Prepayment Funds available for such quarter for the prepayment.

(C)         The Issuer shall determine no later than 20 days after the end of each Issuer fiscal quarter if Prepayment Funds are available for a Company Prepayment for such quarter, and if Prepayment Funds are deemed available, then the Issuer shall send the Company Prepayment Notice to the Lender no later than 30 days after the end of the respective Issuer fiscal quarter.

(D)         Nothing in this Section 1.5 shall be construed to require or permit the Issuer to prepay the Note if such prepayment would result in a violation of law, including any violation of the Delaware General Corporation Law.

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(E)         “Prepayment Funds” shall mean (a) during the period from the Closing Date (as defined in the Purchase Agreement) until any and all amounts due under the Buyer Promissory Note have been fully paid and the Buyer Promissory Note has been extinguished, the amount that equals (i) 50% of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the “Business” (as defined in the Purchase Agreement), calculated in accordance with generally accepted accounting principles, for the last four quarters preceding the Prepayment Funds calculation, minus (ii) the sum of all interest payments paid by the Issuer to the Lender for the Note during the last 12 months preceding the Prepayment Funds calculation, minus (iii) $1,200,000; and (b) during the period from the date the Buyer Promissory Note has been extinguished until this Note has been full paid and extinguished, the amount that equals (x) 100% of the EBITDA of the “Business” (as defined in the Purchase Agreement), calculated in accordance with generally accepted accounting principles, for the last four quarters preceding the Prepayment Funds calculation, minus (y) the sum of all interest payments paid by the Issuer to the Lender for the Note during the last 12 months preceding the Prepayment Funds calculation, minus (z) $1,200,000; provided, however, since the Prepayment Funds calculation is intended to cover a full twelve-month period, until the Prepayment Funds calculation period includes a full twelve-month period after the Closing Date, the calculation of the Prepayment Funds shall be adjusted for each of (a)(i) and (ii), and (b)(x) and (y) above, by dividing the amount so calculated in such subsection by the number of days between the Closing Date and the end of such calculation period, and then multiplying such amount by 365.

2.	Conversion.

2.1.        Automatic Conversion.  In the event that prior to the Maturity Date, the Company Stockholder Approval is obtained and the filing of the Certificate of Designation is deemed effective by the State of Delaware’s Secretary of State, the Actual Conversion Amount shall be automatically converted, in whole and not in part, without any further action of Lender, into shares of Series A Preferred Stock on the date that the Certificate of Designation filing is deemed effective.  The number of shares of Series A Preferred Stock to be issued to Lender upon conversion pursuant to this Section 2.1 shall equal (i) the Actual Conversion Amount, divided by (ii) the Conversion Price.

2.2.        Delivery of Note and Share Certificates.  In connection with the automatic conversion of the Actual Conversion Amount pursuant to Section 2.1, the Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Issuer whereby the Lender agrees to indemnify the Issuer from any loss incurred by it in connection with this Note) at the time of automatic conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in Section 2.1, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. Upon conversion of the Actual Conversion Amount and delivery and surrender of this Note to Issuer duly endorsed and marked cancelled and paid, Issuer shall issue and deliver to Lender a certificate or certificates for the number of full shares of Series A Preferred Stock to which Lender is entitled under the terms set forth in Section 2.1 and with legends required by applicable state and federal securities laws in the opinion of counsel to the Issuer. No fractional shares shall be issued upon conversion of this Note. In lieu of the Issuer issuing any fractional shares to the Lender upon the conversion of this Note, the Issuer shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Issuer covenants that all shares of Series A Preferred Stock issued upon conversion will, upon issuance, be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens and charges caused or created by Issuer with respect to the issuance thereof.

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2.3.        Adjustment for Splits, Subdivisions or Combinations of Shares and Stock Dividends.  Without limiting any provision of this Note, if the Issuer, at any time after the date hereof, (1) pays a stock dividend on one or more classes of its then outstanding shares of Series A Preferred Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Series A Preferred Stock, (2) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Series A Preferred Stock into a larger number of shares or (3) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Series A Preferred Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Series A Preferred Stock, as applicable, outstanding immediately before such event and of which the denominator shall be the number of shares of Series A Preferred Stock, as applicable, outstanding immediately after such event. Any adjustment made pursuant to clause (1) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (2) or (3) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is used in any calculation hereunder, then in such calculation such Conversion Price shall be adjusted appropriately to reflect such event.

2.4         Adjustment for Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Series A Preferred Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Series A Preferred Stock (a “Corporate Event”), the Issuer shall make appropriate provision to insure that the Lender will thereafter have the right to receive upon conversion of this Note at any time after the consummation of the applicable Fundamental Transaction but prior to the repayment in full of this Note, in lieu of the shares of the Series A Preferred Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Lender would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Note been converted immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Lender. The provisions of this Section 2.4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

2.5         Notice of Adjustments. The Issuer shall promptly give written notice of each adjustment of the Conversion Price or the number or type of shares of Series A Preferred Stock or other securities or property issuable upon conversion of this Note that is required under this Section 2. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

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2.6         No Change Necessary. The form of this Note may, but need not, be changed because of any adjustment in the Conversion Price or in the number or type of shares of Series A Preferred Stock issuable upon its conversion.

3.           Demand; Protest; Expenses.  Issuer waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, diligence in collection and notices of intention to accelerate maturity, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Issuer may in any way be liable and all other notices or demands relative to this instrument.

4.           Event of Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of Lender and upon written notice to Issuer (which declaration and notice shall not be required in the case of an Event of Default under Section 4.3 or 4.4), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. Subject to the provisions hereof, Lender shall have all rights and may exercise any remedies available to it under law, successively or concurrently.  The occurrence of any one or more of the following shall constitute an Event of Default:

4.1.        Issuer fails to pay any principal, interest or other amount due hereunder within five (5) business days after the date such payment is due and payable;

4.2.        Issuer fails to perform any covenant under this Note in a timely manner or any representation or warranty of Issuer hereunder shall be inaccurate in any material respect when made;

4.3.        Issuer (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

4.4.        Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Issuer or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Issuer or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within sixty (60) days of commencement;

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4.5.        Issuer is in default under indebtedness of Issuer which in the aggregate exceeds One Hundred Thousand Dollars ($100,000) or in the performance of or compliance with any term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such indebtedness  to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition continues for more than the period of grace, if any, specified therein and not waived pursuant thereto; provided, however, that for purposes of this Section 4.5, indebtedness shall not include trade payables arising in the ordinary course of the business of the Issuer;

4.6.        A Change of Control involving the Issuer occurs or any definitive agreement that will result in a Change of Control of the Issuer is executed by the Issuer.

4.7.        There occurs a material breach or an event of default by the Issuer under this Note or under the Buyer Promissory Note.

5.           Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

5.1.        “Actual Conversion Amount” means all of the Balance actually converted into Series A Preferred Stock pursuant to Section 2.1, on an Actual Conversion Date, including, if accrued interest and expenses convert pursuant to the terms of this Note, interest and expenses accrued through such Actual Conversion Date and actually converted into Series A Preferred Stock; provided, however, it is understood and agreed that the Lender shall have the option to either include the accrued interest and expenses on this Note through the Actual Conversion Date in the Actual Conversion Amount, or alternatively requiring the payment by the Issuer of all accrued interest and expenses on this Note through the Actual Conversion Date to the Lender by check or wire transfer on the Actual Conversion Date, in which event such amounts shall not be included in the Actual Conversion Amount.

5.2.        “Actual Conversion Date” means a date on which all of the Balance of this Note is converted pursuant to Section 2.1.

5.3.        “Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

5.4.        “Buyer Promissory Note” means that certain 15% Secured Promissory Note of even date hereof issued by the Issuer to Lender in connection with the Purchase Agreement.

5.5         “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series A 4% Convertible Preferred Stock of the Issuer in the form attached as Exhibit A to this Note.

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5.6.        “Change of Control” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Issuer, by contract or otherwise) of in excess of 50.1% of the voting securities of the Issuer, (b) the Issuer merges into or consolidates with any other Person, or any Person merges into or consolidates with the Issuer and, after giving effect to such transaction, the stockholders of the Issuer immediately prior to such transaction own less than 50.1% of the aggregate voting power of the Issuer or the successor entity of such transaction, or (c) the Issuer sells or transfers all or substantially all of its assets to another Person and the stockholders of the Issuer immediately prior to such transaction own less than 50.1% of the aggregate voting power of the acquiring entity immediately after the transaction.

5.7         “Common Stock” means the Issuer’s common stock, par value $0.0001 per share.

5.8         “Company Stockholder Approval" means the approval of the Company’s stockholders required under the Company’s constitution documents required to allow the Company or its board of directors to establish the terms and conditions of the Series A Preferred Stock.

5.9.        "Conversion Price" means $1.50 per share, as adjusted for stock splits, stock dividends, recapitalizations, combinations and the like.

5.10.      “Fundamental Transaction” means that (i) the Issuer shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Issuer is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Issuer (not including any shares of Voting Stock of the Issuer held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Issuer (not including any shares of Voting Stock of the Issuer held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Series A Preferred Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Issuer.

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5.11.      "Maturity Date" means July 31, 2018.

5.12.      "Obligations" means all debt, principal, interest, expenses and other amounts owed to Lender by Issuer pursuant to this Note, whether absolute or contingent, due or to become due, now existing or hereafter arising.

5.13.      “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

5.14.      "Series A Preferred Stock" means the Series A 4% Convertible Preferred Stock of Issuer, $0.0001 par value per share.

5.15.      “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

6.           Amendment Provisions.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Issuer and Lender.  No waivers of or exceptions to any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.           Severability.  The invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provision of this Note.

8.           Transfer; Assignment; Binding Effect. This Note is binding upon the successors and assigns of the Issuer and will inure to the benefit of the Lender and its respective successors and permitted assigns; provided, however, that the Issuer will not assign, delegate or otherwise transfer any of its respective rights or obligations under this Note without the prior written consent of the Lender. The Lender may not assign, participate, pledge, grant a security interest in, or otherwise transfer all or any portion of its rights and obligations under this Note without the prior written consent of the Issuer. If the Issuer consents to any transfer, upon such transfer the Lender will notify the Issuer and the Issuer will execute and deliver a new promissory note, in substantially the form of this Note, to such permitted assign. Each new Note issued upon any transfer of this Note shall bear a legend as to the applicable restrictions on transferability to ensure compliance with the Securities Act, unless in the opinion of counsel for the Issuer such legend is not required in order to ensure compliance with the Securities Act. The Issuer may issue stop transfer instructions to its transfer agent, if any, in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Issuer. Prior to presentation of this Note for registration of transfer, the Issuer shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Issuer shall not be affected by notice to the contrary.

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9.           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 15 of the Purchase Agreement titled “Notices.”

10.         No Rights as Stockholder.  This Note, as such, shall not entitle Lender to any rights as a stockholder of Issuer. In the absence of conversion of this Note into Series A Preferred Stock, no provisions of this Note, and no enumeration of the rights or privileges of Lender, shall cause Lender to be a stockholder of the Issuer as a result of the issuance of this Note.

11.         No Waiver; Remedies. No failure on the part of Lender or Issuer to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided at law, in equity or otherwise.

12.         Governing Law.   This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York for agreements to be wholly performed therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding in the manner provided for the giving of notices in Section 9 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.         No Impairment.  Except and to the extent as waived or consented to by Lender in accordance with Section 7 above, Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of any debt or equity securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Note in order to protect the rights of Lender hereunder against impairment.

14.         Further Assurances. From time to time, each of Issuer and Lender will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

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15.         Lost or Mutilated Note.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Issuer shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note.  In the case of a mutilated or defaced Note, the Lender shall surrender such Note to the Issuer.  In the case of any destroyed, lost or stolen Note, the Lender shall furnish to the Issuer: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Issuer to hold the Issuer harmless.

16.         Headings, Titles and Subtitles. The headings, titles and subtitles herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Issuer has caused this Convertible Promissory Note to be duly executed and delivered as of the date first above written.

ARKADOS GROUP, INC.

By:	/s/ Terrence DeFranco
Name: Terrence DeFranco
Title: President

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EXHIBIT A

TO

CONVERTIBLE PROMISSORY NOTE

FORM OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND
LIMITATIONS OF SERIES A 4% CONVERTIBLE PREFERRED STOCK

Exhibit A to Convertible Promissory Note